EXHIBIT 10.5


                                  Exhibit "B"

                        MEMORANDUM OF COMMENCEMENT DATE

     This MEMORANDUM OF COMMENCEMENT DATE (this "Memorandum") is executed as of this 4th day of February, 1997, by and between 8700 Flagler, Ltd., a Florida Limited Partnership, ("Landlord") and Omega Research, Inc., a Florida Corporation ("Tenant").

     WHEREAS, both parties hereby agree to enter into this Memorandum in order memorialize the actual Commencement Date and the Actual Expiration Date of the Lease for the rentable area on the Second Floor.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in the Lease, the parties hereby agree as follows:

     1. The Commencement Date of the Second Floor rentable area is February 17, 1997.

     2. The Expiration Date of the Lease is August 16, 2002.

     3. Unless otherwise specified, capitalized terms used in this Memorandum shall have the same meanings as in the Lease.

     4. This Memorandum embodies the entire agreement between Landlord and Tenant with respect to the subject matter hereof, and all other terms and conditions of the Lease shall remain unchanged and shall continue in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Memorandum, the provisions of this Memorandum shall control and govern.

     IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.

LANDLORD:                                           TENANT:

8700 Flagler, Ltd., a Florida                       Omega Research, Inc.
Limited Partnership                                 Banking Corporation

/s/ PAUL L. WHITE                                   /S/ GUILLERMO CRUZ
---------------------------------------             ---------------------------
By: The Allen Morris Commercial Real                Guillermo Cruz, President
    Estate Services Company, as Manager
    Pursuant to authorization granted
    by Landlord
    Paul L. White, CPM, RPA, President              /S/ LOREN COSTENTINO
                                                    ---------------------------
                                                    Attest:

                                      THE
                                  ALLEN MORRIS
                                    COMPANY
                                     [LOGO]

      8700 FLAGLER BUILDING, 8700 West Flagler Street, Miami, Florida 33174
                     (305) 551-8700   FAX:  (305) 551-8551

March 20, 1997


Mr. William R. Cruz
President
Omega Research, Inc.
8700 W. Flagler Street
Suite 250
Miami, FL 33174

RE:  Omega Research Inc. Lease dated August 8, 1996
     and Memorandum of Commencement dated February 4, 1997

Dear Mr. Cruz:

As per your lease dated August 8, 1996 by and between 8700 Flagler Ltd., a Florida Limited Partnership, as Landlord and Omega Research Inc., a Florida Corporation, as Tenant, the former commencement date of your lease was December 1, 1996 and reflecting a termination date of 66 months thereafter as May 31, 2002.

As per your "Exhibit B" Memorandum of Commencement Date, dated February 4, 1997, the new commencement date is February 17, 1997 and the termination date is August 16, 2002.

Therefore, paragraph 49 of Addendum dated August 8, 1996, Rental Rate Schedule is deleted in its entirety and the following shall be substituted in lieu thereof.

TERM                           RENTAL           MONTHLY           TOTAL
                               RATE              RENTAL           RENTAL

02/17/97 - 07/16/99            $15.25            $21,971.44       $637,171.76
07/17/99 - 07/16/00            $15.50            $22,331.63       $267,979.56
07/17/00 - 07/16/01            $16.00            $23,052.00       $276,624.00
07/17/01 - 08/16/02            $16.50            $23,772.38       $309,040.94

TOTAL                                                           $1,490,816.26

Mr. William R. Cruz
March 20, 1997
Page Two
-------------------



Please signify your confirmation of the above by placing your signature below.


Sincerely,

8700 Flagler, Ltd.


By: /s/ ESTHER RIZO
    -----------------------------------
The Allen Morris Commerical Real Estate
Services Company, as Manager
by: Esther Rizo, Property Manager


APPROVED AND ACCEPTED:

BY: /S/ WILLIAM R. CRUZ
   ------------------------------------
   William R. Cruz, President
   Omega Research, Inc.


Date: 3/20/97

ER/fl

                         STANDARD OFFICE BUILDING LEASE

THIS LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") made and entered into this 8th day of August, 1996, by and between 8700 Flagler, Ltd., a Florida Limited Partnership (hereinafter called "LANDLORD"), whose address for purposes hereof is 1000 Brickell Avenue, Miami, Florida 33131 and Omega Research, Inc., a Florida Corporation (hereinafter called "TENANT" ), whose address for purpose hereof is 9200 Sunset Drive, Miami, Florida 33173-3266.

                              W I T N E S S E T H:

LANDLORD and TENANT agree to the following definitions for the defined terms contained herein:

DEFINITIONS

a) "PREMISES" or "LEASED PREMISES" is hereby defined as: suite number 250 located in the Building and such Leased Premises being more particularly described as approximately 17,289 square feet of Net Rentable Area (hereinafter defined) located on the Second (2nd) floor of the Building.

b) BUILDING is hereby defined as The 8700 Flagler Building located at 8700 West Flagler, Miami, FL 33174.

c) BASE RENTAL is hereby defined as One Million Four Hundred Ninety Thousand Eight Hundred Sixteen and 26/100 ($1,490,816.26) (being an annual Base Rental of $_____ *_____ ) payable in equal monthly installments of ____ *_____ (plus applicable sales tax) which is computed at a Base Rental Rate of $______*______ per rentable square foot per annum. LANDLORD upon execution of this Lease by LANDLORD and TENANT, hereby acknowledges payment by TENANT of the sum of Twenty-One Thousand Nine Hundred Seventy-One and 44/100 Dollars ($21,971.44**) representing payment of rental for the first full calendar month of this Lease. The balance of the total Base Rental is payable in equal monthly installments as specified above on the first day of each month; hereafter ensuing, the first of which shall be due and payable on the first of January, 1997.
*  See Addendum Paragraph #49
** Plus Applicable State Sales Tax

d) LEASE TERM is hereby defined as being for a period of Sixty-Six Months, commencing on December 1, 1996 * and terminating on May 31, 2002. * To be adjusted in the event occupancy is not attained by 12/01/96. In such case, the Lease Term shall be adjusted to reflect a 66 month lease term.

e) BASE YEAR is herein defined, as being calendar year 1997.

f) TENANT'S PROPORTIONATE SHARE to be paid by the TENANT for Operating Expenses and Impositions (as hereinafter defined) is hereby defined to be the percentage which the Net Rentable Area then leased by the TENANT in the Building bears to the Total Net Rentable Area contained in the Building which is approximately 129,655 rentable square feet. This percentage at the commencement of this Lease is .1334%.

g) OPERATING EXPENSES, including Impositions for the Base Year, are hereby defined as to be furnished when compiled.

h) Deleted

i) SECURITY DEPOSIT is hereby defined to be Forty-Six Thousand Seven Hundred Ninety-Nine and 17/100 Dollars ($46,799.17) which TENANT has deposited concurrently with LANDLORD upon the execution of the Lease by TENANT.

j) USE OR PURPOSE for which the TENANT will use and occupy the Lease Premises shall be for the sole purpose of General Office use for software company performing all functions necessary to the development,marketing, sale, support and distribution of computer software programs.

k) HEAT AND AIR CONDITIONING during hours other than those specified in the Lease shall be billed to the TENANT for such service at the rate of Twenty-Five and 00/100 Dollars ($25.00) per hour per Floor or portion thereof.

l) PARKING SPACES in the Building parking areas leased to the TENANT at no charge throughout the Term of the Lease on a non-assigned basis shall be 80 parking spaces. See Addendum Paragraph #51.

m) COOPERATING BROKER is hereby defined as Century 21 - Kenall Gables Realty/7756 N. Kendall Drive, Miami, FL 33156.

n) Upon execution and delivery of this lease to LANDLORD, LANDLORD hereby acknowledges payment by TENANT as follows:

                  First month's rent      $21,971.44
                  Sales Tax                 1,428.14
                  Security Deposit         46,799.17
                  Other                           --
                                          ----------

                                          ----------
                  Total                   $70,198.75
                                          ==========

With the submission of this Lease for LANDLORD's consideration, TENANT also includes a certificate of insurance as described in Paragraph 23.

TERMS

THE TERMS AND CONDITIONS OF THE STANDARD OFFICE BUILDING LEASE ATTACHED HERETO ARE INCORPORATED BY REFERENCE AND MADE A PART HEREOF.

See Addendum Attached Hereto and Made a Part Hereof

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Lease in quadruplicate at Dade County, Florida on the date and year first written above.

                                    LANDLORD:  8700 Flagler, Ltd., a Florida
                                               Limited Partnership


                                    By: The Allen Morris Commercial Real Estate
                                    Services Company, As Manager, pursuant to
                                    authorization granted by LANDLORD

WITNESSES: /s/ ILLEGIBLE            By: /s/ PAUL L. WHITE
           -------------------          ---------------------------------------
                                        Paul L. White, President (SEAL)

           /s/ ILLEGIBLE                 Attest:   /s/ ILLEGIBLE
           -------------------                    -----------------------------
                                                    Assistant Secretary

                                         TENANT: Omega Research, Inc., a Florida
                                                 Corporation

WITNESSES: /s/ ILLEGIBLE            By: /S/ GUILLERMO CRUZ
           -------------------          ---------------------------------------
                                        Guillermo Cruz, President (SEAL)

           /S/ ILLEGIBLE                GUILLERMO R. CRUZ
           -------------------          ---------------------------------------
                                        Print Name

                                        ---------------------------------------
                                        Attest

Attachments: Guarantee of Lease
             Exhibit A - Floor Plan
             Standard Office Building Lease
             Rules and Regulations

                         STANDARD OFFICE BUILDING LEASE



LEASED                  1. Subject to and upon the terms, provisions, covenants
PREMISES and conditions hereinafter stated, and each in consideration of the duties, covenant, and obligations of the other hereunder, LANDLORD does hereby lease, demise and let to TENANT; and TENANT does hereby lease, demise and let from LANDLORD those Leased Premises as reflected on the floor plan attached hereto as Exhibit "A" and made a part hereof.

                        The term "Net Rentable Area", as used herein, shall
                refer to (i) a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer glass of the Building, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular TENANT such as special stairs or elevators, and (ii) a multi-tenancy floor, all space with the inside surface of the outer glass enclosing TENANT occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other TENANTS or from areas devoted to corridors, elevator foyers, restrooms and other similar facilities for the use of all TENANTS on the particular floor (hereinafter sometimes called "Common Areas") but including a proportionate part of the Common Areas.

                        No deductions from Net Rentable Areas are made for
                columns necessary to the Building. The Net Rentable Areas in the Leased Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Leased Premises whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done substantially in accordance with the approved plans.


TERM                   2. This Lease shall be for the Term herein previously
                defined unless sooner terminated or extended as provided herein. If LANDLORD is unable to give possession of the Leased Premises on the date of the commencement of the aforesaid Lease Term by reason of the holding over of any prior tenant or tenants or for any other reason, an abatement or diminution of the rent to be paid hereunder shall be allowed TENANT under such circumstances until possession is given to TENANT; and said abatement in rent shall be the full extent of LANDLORD's liability to TENANT for any loss or damage to TENANT because of said delay in obtaining possession of the Premises. There shall be no delay in the commencement of the Term of this Lease and/or payment of rent where TENANT fails to occupy premises when same are ready for occupancy, or when LANDLORD shall be delayed in substantially completing such Leased Premises as a result of:

                            a. TENANT's failure to promptly furnish working
                      drawings and plans as required; or

                            b. TENANT's failure to approve cost estimates within
                      one (1) week of receipt from LANDLORD; or

                            c. TENANT's failure to promptly select materials,
                      finishes, or installation; or

                            d. TENANT's changes in plans (notwithstanding
                      LANDLORD's approval of any such changes); or

                            e. Any other act of omission by TENANT or its
                      agents, or failure to promptly make other decisions necessary to the preparation of the Leased Premises for occupancy.

                        The commencement of the Term and the payment of rent
                shall not be affected, delayed or deferred on account of any of the foregoing. For the purposes of this paragraph, the Leased Premises shall be deemed substantially completed and ready for occupancy by TENANT when LANDLORD's supervising architect certifies that the work required of LANDLORD, if any, has been substantially completed in accordance with the approved plans and specifications, and the leased premises are in such conditions that Tenant can conduct business normally.

                        Taking possession of the Leased Premises by TENANT shall
                be conclusive evidence as against TENANT that the Leased Premises were in good and satisfactory condition, completed in accordance with the approved plans, when possession was so taken. *If TENANT, with LANDLORD's consent, shall occupy the Leased Premises prior to the beginning of the Lease Term as specified hereinabove, all provisions of this Lease shall be in full force and effect commencing upon such occupancy; and rent for such period shall be paid by TENANT at the same rate herein specified. *Tenant shall notify Landlord within ten (10) business days of occupancy of all items which are not completed or repairs which need to be made and Landlord shall have thirty
                (30) days within which to complete work or make repairs.

BASE RENT               3. TENANT agrees to pay LANDLORD the Base Rental without
                demand in advance, in monthly installments on the first day of each and every month during the Term. If the Term of the Lease commences on any day of a month except for the first day, TENANT shall pay LANDLORD Base Rental as provided for herein for such commencement month on a prorated basis
                (such proration to be based on the actual number days in the commencement month); and the first month's rent paid by TENANT, if any, upon execution of this Lease shall apply and be credited to the next full month's rent due hereunder. Base Rental for any partial month of occupancy at the end of the Term of this Lease shall be prorated, such proration to be based on the actual number of days in the partial month.

                        In addition to Base Rental, TENANT shall and hereby
                agrees to pay to LANDLORD each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. However, nothing herein shall be taken to require TENANT to pay any part of any federal and state taxes on income imposed upon LANDLORD.

                        TENANT shall be required to pay LANDLORD interest on any
                installment of Base Rental and additional rent, as hereinafter provided, that remains unpaid for five (5) days after its due date. Said interest shall be computed at the maximum legal rate from the due date.

ADDITIONAL              4.A. In the event that the cost to LANDLORD for the
RENT Operating Expenses of the Building, as hereinafter defined, during any calendar year of the Lease Term subsequent to the Base Year shall exceed the cost to LANDLORD for the Operating Expenses of the Building during the Base Year, TENANT shall pay to LANDLORD as additional rent TENANT's Proportionate Share (as such term is hereinabove defined) of the increase in such costs for each calendar year, if any. The amount of such additional rent, if any, shall be determined in accordance with the following formula: Proportionate Share multiplied by any increase in Operating Expenses over the Operating Expenses of the Base Year equals additional rent due from TENANT except that such additional rent shall be prorated for any partial calendar year following the commencement of the Lease Term.

                        The term "Operating Expenses" as used herein shall mean
                all expenses, costs and disbursements of every kind and nature which LANDLORD shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Building, computed on the accrual basis, but shall not include new capital improvements. By way of explanation and clarification, these Operating Expenses shall include, without limitation, the following:

                        1. Wages and salaries of all employees engaged in operation and maintenance of the Building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, or any other fringe benefits for such employees.

                        2. All supplies and materials used in operation and maintenance of the Building.

                        3. Cost of all utilities including water, sewer, electricity, gas and fuel used by the Building and not charged directly to another tenant.

                        4. Cost of customary building management, janitorial services, trash and garbage removal, guard service, painting, window cleaning, landscaping and gardening, servicing and maintenance of all systems and equipment, including but limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose repair, cabinets, mail chutes, and staging; and damage caused by fire or other casualty not otherwise recovered including the deductibles applicable to any insurance policies.

                        5. Cost of insurance for property, loss of rents, casualty and other liability applicable to the Building and LANDLORD's personal property used in connection therewith.

                        6. The amortized cost of any capital improvement which reduces the Operating Expenses.

                        In the event the Operating Expenses in any year after
                the Base Year are reduced because of a capital improvement, then the Operating Expenses for the Base Year shall be reduced accordingly for the purpose of determining additional rent as though such improvement or automation was in effect during the Base Year.

                        LANDLORD shall notify TENANT after the end of the Base
                Year and each calendar year thereafter during the Term hereof, of the amount which LANDLORD estimates (as evidenced by budgets prepared by or on behalf of LANDLORD) shall be the amount of TENANT's Proportionate Share of increases in Operating Expenses for the then current calendar year and TENANT shall pay such sum in advance to LANDLORD in equal monthly installments, during the balance of said calendar year, commencing on the first day of the first month following TENANT's receipt of such notification. Following the end of each calendar year after the Base Year, LANDLORD shall submit to TENANT a statement showing the actual amount which should have been paid by TENANT with respect to increases in Operating Expenses for the past calendar year, the amount thereof actually paid during that year by TENANT and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty (30) days after receipt by TENANT of said statement, TENANT shall have the right in person to inspect LANDLORD's books and records showing the Operating Expenses for the Building for the calendar year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless LANDLORD receives written objections with respect thereto within said thirty (30) days of TENANT'S receipt of said statement. Any balance shown to be due pursuant to said statement shall be paid by TENANT to LANDLORD within thirty (30) days following TENANT's receipt thereof and any overpayment shall be immediately credited against TENANT's obligation to pay expected additional rent in connection with anticipated increases in Operating Expenses or, if by reason of any termination of the Lease no such future obligation exists, refunded to TENANT. Anything herein to the contrary notwithstanding, TENANT shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by LANDLORD to TENANT, pursuant to the terms hereof, because of any objection which TENANT may raise with respect thereto. LANDLORD shall immediately credit any overpayment found to be owing to TENANT against TENANT's Proportionate Share of increases in Operating Expenses for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection, the Lease Term has expired, immediately refund to TENANT any overpayment found to be owing to TENANT. LANDLORD agrees to maintain accounting books and records reflecting Operating Expenses of the Building in accordance with generally accepted accounting principles.

                Additional rent, due by reason of the provisions of this Subparagraph 4A for the final month of this Lease, is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; the Operating Expenses for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. TENANT expressly agrees that LANDLORD, at LANDLORD's sole discretion, may apply the Security Deposit specified in Paragraph 7 hereof, if any, in full or partial satisfaction of any additional rent due for the final months of this Lease by reason of the provisions of this Subparagraph 4A. If said Security Deposit is greater than the amount of any such additional rent, and there are no other sums or amount owed LANDLORD by TENANT by reason of any other terms, provisions, covenants or conditions of this Lease, then LANDLORD shall refund the balance of said Security Deposit to TENANT as provided in Paragraph 7 hereof. Nothing herein contained shall be construed to relieve TENANT, or imply that TENANT is relieved of the liability for or the obligation to pay any additional rent due for the final months of this Lease by reason of the provisions of this Paragraph 4A if said Security Deposit is less than such additional rent; nor shall LANDLORD be required to first apply said Security Deposit to such additional rent if there are any other sums or amounts owed LANDLORD by TENANT by reason of any other terms, provisions, covenants or conditions of this Lease. If in any calendar year, the increase in Operating Expenses is negative, no additional rental is to be charged, but additional rent shall nevertheless be collected at the Base Year's rate.

                        4B. In the event that "Impositions" (as such term is
                hereinafter defined) against the Building and/or the land on which it is located are increased during any calendar year of the Lease Term subsequent to the Base Year over the amount of said Impositions during the Base Year, then TENANT shall pay to LANDLORD, as additional rent, TENANT's Proportionate Share of the Impositions for each calendar year, if any.

                        The term "Impositions" as used herein shall mean all
                Impositions, tax assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefore, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate, succession, transfer of gift taxes imposed upon LANDLORD or any income taxes specifically payable by LANDLORD as a separate taxpaying entity without regard to LANDLORD's income sources arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge of other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

                        LANDLORD shall notify TENANT, after the end of the Base
                Year and each calendar year thereafter, of the amount which LANDLORD estimates (as evidenced by budgets prepared by or on behalf of LANDLORD) shall be the amount of TENANT's Proportionate Share of increases in Impositions for the then current calendar year; and TENANT shall pay such sum to LANDLORD in equal monthly installments during the balance of said calendar year, in advance on the first day of each month commencing on the first day of the first month following TENANT's receipt of such notification. Following the date on which LANDLORD receives a tax bill or statement showing what the actual Impositions are with respect to each calendar year, LANDLORD shall submit to TENANT a statement, together with a copy of said bill or statement, showing the actual amount to be paid by TENANT in the year in question with respect to increases in Impositions for such year, the amount thereof theretofore paid by TENANT and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Any balance shown to be due pursuant to said statement shall be spread over the remaining months of the year and be paid by TENANT to LANDLORD or if after the close of the calendar year within ten
                (10) days following TENANT's receipt thereof and any overpayment shall be immediately credited against TENANT's obligation to pay such additional rent in connection with increased Impositions in later years, or, if no such future obligation exists, be immediately refunded to TENANT.

                        Additional rent, due by reason of the provisions of this
                Subparagraph 4B for the final months of this Lease, shall be payable even though the amount thereof is not determinable until subsequent to the termination of the Lease; the Impositions for the calendar year during which the Lease terminates shall be prorated according to that portion of said calendar year that this Lease was actually in effect. TENANT expressly agrees that LANDLORD at LANDLORD's sole discretion, may apply the Security Deposit specified in Paragraph 7 hereof, if any, in full or partial satisfaction of any additional rent due for the final months of this Lease by reason of the provisions of this Paragraph 4B. If said Security Deposit is greater than the amount of such additional rent and there are no other sums or amounts owed LANDLORD by TENANT by reason of any other terms, provisions, covenants or conditions of this Lease, then LANDLORD shall refund the balance of said Security Deposit to TENANT as provided in Paragraph 7 hereof. Nothing herein contained shall be construed to relieve TENANT, or imply that TENANT is relieved of the liability for or the obligation to pay any additional rent due for the final months of this Lease by reason of the provisions of this Paragraph 4B if said Security Deposit is less than such additional rent; nor shall LANDLORD be required to first apply said Security Deposit to such additional rent if there are any other sums or amounts owed LANDLORD by TENANT by reason of any of the terms, provisions, covenants, or conditions of this Lease. If in any calendar year the increase in Impositions is negative, no additional rent is to be charged; but rent shall be collected at the Base Year's rate and adjusted thereafter.

                        4C. It is the intention of the parties hereto to provide
                that TENANT shall pay in advance of their due date TENANT's Proportionate Share of increases in Operating Expenses and Impositions and to share in reduction only by category to the end that an increase in Operating Expenses shall not be offset by a decrease in Impositions and vice versa. In no event shall the Base Rental be reduced by reason of decreases in Operating Expenses and/or Impositions. This Paragraph shall survive the termination of the Lease.

TIME OF                 6. TENANT agrees that TENANT shall promptly pay said
PAYMENT/        rents (Base Rental and additional rent), at the time and
ACCELERATION    place stated above; TENANT shall also pay charges for work
UPON DEFAULT    performed on order of TENANT, and any other charges that accrue under this Lease; that, if any part of the rent or above mentioned charges shall remain due and unpaid for the Fourteen
                (14) days after written notice from LANDLORD to TENANT, LANDLORD shall have the option, without further notice to TENANT, (in addition to all other rights and remedies available to it by law and in equity) of evicting TENANT and simultaneously accelerating and declaring the balance of the entire rent for the entire Term of the Lease to be immediately due and payable.
                In the event of such acceleration upon default in payment, TENANT shall remain liable for all expenses incurred by LANDLORD and the full balance due on the Lease - subject only to credit for rent received on reletting of premises and LANDLORD may lease by distress or otherwise.

SECURITY                7. The Security Deposit shall be retained by LANDLORD as
DEPOSIT security for the payment by TENANT of the rents and all other payments herein agreed to be paid by TENANT and for the faithful performance by TENANT of the terms, provisions, covenant and conditions of this Lease. It is agreed that LANDLORD, at LANDLORD's option may, at the time of any default by TENANT under any of the terms, provisions, covenants or conditions of the Lease, apply said sum or any part thereof toward the payment of the rents and all other sums payable by TENANT under this Lease and after any applicable cure period, and towards the performance of and every one of TENANT's covenants under this Lease, but such covenants and TENANT's liability under this Lease shall thereby be discharged only pro tanto that TENANT shall remain liable for any amounts that such sum shall be insufficient to pay; that LANDLORD may exhaust any and all rights and remedies against TENANT before resorting to said sum, but nothing herein contained shall require or be deemed to require LANDLORD so to do; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by LANDLORD to TENANT within ten (10) days next after the expiration of the Term of this Lease or the determination and payment of the amount due under Paragraph 4 of this Lease, if any, whichever later occurs however, in no event shall the security deposit or any portion thereof due to Tenant be returned later than thirty (30) days after the expiration of the Term of this Lease. LANDLORD shall not be required to pay TENANT any interest on said Security Deposit.



USE                     8. TENANT shall use and occupy the Leased Premises for
                the use or purpose as hereinbefore stated and for no other use or purpose.

QUIET                   9. Upon payment by TENANT of the rents herein provided,
ENJOYMENT       and upon the observance and performance of all terms,
                provisions, covenants and conditions on TENANT's part to be observed and performed, TENANT shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised.

INSURANCE               10. If the LANDLORD's insurance premiums exceed the
PREMIUMS standard premium rates because the nature of TENANT's operations results in extra hazardous exposure, then TENANT shall, upon receipt of appropriate invoices from LANDLORD, reimburse LANDLORD for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

RULES AND               11. TENANT agrees to comply with all rules and
REGULATIONS     regulations LANDLORD may adopt from time to time for operation of the Building and parking facilities and for the protection and welfare of Building and parking facilities, and the tenants, visitors and occupants of the Building. The present rules and regulations, which TENANT hereby agrees to comply with, entitled
                "Rules and Regulations" are attached hereto and are by this reference incorporated herein. Any future rules and regulations adopted from time to time by LANDLORD shall become a part of the Lease, and TENANT hereby agrees to comply with the same upon delivery of a copy thereof to TENANT providing the same do not materially deprive TENANT of its rights established under this Lease.

GOVERNMENTAL            12. TENANT, at TENANT's sole expense, shall comply with
REQUIREMENTS    all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to TENANT's use of the Premises and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, utility availability, and with any duty imposed upon LANDLORD or TENANT with respect to the use or occupation of the Premises.

SERVICES                13. LANDLORD shall furnish the following services to
                TENANT:

                        (A) Cleaning services, deemed by LANDLORD to be normal
                and usual in a comparable building, on Monday through Friday, except that shampooing of carpet as required by TENANT shall be at TENANT's expense.

                        (B) Automatically operated elevator service, public
                stairs, electrical current for lighting, incidentals, and normal office use, and water at those points of supply provided for general use of its tenants at all times and on all days throughout the year.

                        (C) Heat and air conditioning on Monday through Friday
                from 8:30 A.M. to 9:00 P.M. Saturday 8:00AM - 3:00PM except Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day. LANDLORD shall also furnish heat and air conditioning at such other times as are not provided for herein, provided TENANT gives written request to LANDLORD before 2:00 P.M. on the business day preceding the extra usage and if TENANT requires heat and air conditioning during such hours, TENANT shall be billed for such service at the rate hereinbefore stated and said rate may be changed each year with thirty (30) days prior written notice and not to exceed 10% from the preceding year.

                        No electric current shall be used except that furnished
                or approved by LANDLORD, nor shall electric cable or wire be brought into the Leased Premises, except upon the written consent and approval of LANDLORD. TENANT shall use only office machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which TENANT obtains electric current. Any consumption of electric current in excess of that normal and customary for this tenant, or which require special circuits or equipment (the installation of which shall be at TENANT's expense after approval in writing by LANDLORD), shall be paid for by TENANT as additional rent paid to LANDLORD in an amount to be determined by LANDLORD based upon LANDLORD's estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered.

                        Such services shall be provided as long as TENANT is not
                in default under any of the terms, provision, covenants, and conditions of this Lease, subject to interruption caused by power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the control of LANDLORD, and upon such happening, no claim for damages or abatement of rent for failure to furnish any such services shall be made by TENANT or allowed by LANDLORD.

TENANT                  14. It is understood and agreed between the parties
CHARGES hereto that any charges against TENANT by LANDLORD for services or for work done on the Leased Premises by order of TENANT, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

REPAIR OF               15. LANDLORD shall maintain in good order and repair the
BUILDING        Building (excluding repairs to be made by TENANT), including
AND             without limitation public areas, the parking areas, landscape
PREMISES        areas, elevators, stairs, corridors, restrooms, the base
                building heat, ventilating, air conditioning, mechanical, plumbing, and electrical systems, and the structure itself, including the roof, foundations, exterior walls, and glass exterior surfaces of the Premises and the Building, all structural members of the Building and all underground utility lines serving the Building. Provided, however, the cost of any repairs or maintenance to the foregoing necessitated by the gross negligence of TENANT or its agents, contractors or employees shall be reimbursed by TENANT to LANDLORD upon demand as additional rent.

                        At its sole cost, TENANT shall maintain in good repair
                and tenable condition, subject to normal wear and tear, casualty and condemnation, that portion of the Premises within the demising walls thereof, including any wall coverings and paint on the interior side of the demising walls, below the ceiling slab and above the floor slab, any tile, carpet or other floor covering installed thereon, and including any systems or other equipment below the floor or above the ceiling tile that was installed for TENANT. TENANT's maintenance obligation shall extend to all tenant improvements and contents within the Premises. TENANT shall not be obligated to repair damage resulting from the gross negligence of LANDLORD or its agents, contractors, or employees.

                        TENANT shall make no structural alterations or
                structural additions of any kind to the interior of the Premises without first obtaining LANDLORD's written consent. TENANT, at its sole cost, may make non-structural alterations or non-structural additions within the Premises subject to the following conditions:

                        a. TENANT shall give LANDLORD prior written notice of
                its intention to make alterations, additions, or repairs.

                        b. LANDLORD reserves the right to approve the plans and
                specifications for such alterations and additions, such approval shall not be unreasonably withheld or delayed.

                        c. TENANT shall only use contractors who are approved by
                LANDLORD, and such contractors shall be required to furnish evidence of insurance coverage, including Public Liability, Workers Compensation, and Automobile Liability coverage, as well as any other coverage required by LANDLORD. The limits of such coverage shall be no less than those required of TENANT. TENANT shall cause such work to be performed in accordance with all applicable building codes and other governmental regulations to be completed and paid and shall discharge any and all liens or claims of lien arising therefrom, or if TENANT disputes any such lien or claim of lien, TENANT may post a bond to remove the lien from the Premises in accordance with local statute. All such work, including additions, fixtures, and improvements (but excluding movable office furniture and equipment and other personal property of TENANT) made or placed in or upon the Premises by either TENANT or LANDLORD shall be and become LANDLORD's property upon installation all without compensation to TENANT.

MECHANIC                16. TENANT further agrees that TENANT shall pay all
LIENS liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and shall indemnify LANDLORD against all expenses, costs, and charges, including bond premiums for release of liens and attorney's fees and costs reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgements, or encumbrances caused or suffered by TENANT. In the event any such lien shall be made or filed, TENANT shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

                        TENANT shall not have any authority to create any liens
                for labor or materials on LANDLORD's interest in the Leased Premises, and TENANT shall place all persons contracting with TENANT for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers on notice that they must look only to TENANT and to TENANT's interest in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of TENANT.

                        17. Pursuant to all of the terms, provisions, covenants
                and conditions contained herein, for the Term of this Lease, TENANT hereby leases from LANDLORD that number of parking spaces specified herein in the Building parking areas.

                        TENANT agrees to hold LANDLORD harmless for damage to
                the vehicles or personal property in vehicles that may occur while the vehicles are parked in the parking areas of the Building.

ESTOPPEL                18. TENANT agrees that from time to time, upon not less
AGREEMENT       than ten (10) days prior request by LANDLORD, TENANT shall deliver to LANDLORD a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and
                (c) that LANDLORD is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail.

SUBORDINATION           19. If the Building and/or Leased Premises are any time
                subject to a mortgage and/or deed of trust, and TENANT has received written notice from mortgagee of same, then in any instance in which TENANT gives notice to LANDLORD alleging default by LANDLORD hereunder, TENANT shall also simultaneously give a copy of such notice to each LANDLORD's mortgagee; and
                each LANDLORD's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period
See Addendum    that is permitted to LANDLORD hereunder, plus an additional
Paragraph #52   period of thirty(30) days, and TENANT shall accept such curative or remedial action (if any) taken by LANDLORD's mortgagee with the same effect as if such action had been taken by LANDLORD.

                        This Lease shall at LANDLORD's option, which option may
                be exercised at any time during the Lease Term, be subject and subordinate to any mortgage now or hereafter encumbering the Building. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, TENANT hereby agrees to execute any instruments which LANDLORD may deem desirable to evidence the subordination of this Lease to any and all such mortgages. Failure to execute a subordination agreement within 10 days after request from LANDLORD shall be deemed a default hereunder.

ATTORNMENT              20. If the interest of LANDLORD under this
                Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises; TENANT shall be bound to such transferee (herein sometimes called the "Purchaser") for the balance of the Term hereof remaining, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were LANDLORD under this Lease, and TENANT does hereby agree to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the this Lease. The respective rights and obligations of TENANT and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of LANDLORD's interests, LANDLORD shall be released and relieved from all liability and responsibility thereafter accruing to TENANT under Lease or otherwise and LANDLORD's successor by acceptance of rent from TENANT hereunder shall become liable and responsible to TENANT in respect to all obligations of LANDLORD under this Lease thereafter accruing.

ASSIGNMENT              21. Without the written consent of LANDLORD first
                obtained in each case, which consent may not be unreasonably withheld or delayed. TENANT shall not, voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease or underlet the Leased Premises or any part thereof or permit the Leased Premises or any part thereof to be occupied by other persons.

                        In lieu of consenting or not consenting, LANDLORD may,
                at its option, (i) in the case of a proposed assignment of this Lease or a proposed subletting of all of the Leased Premises, terminate this Lease in its entirety, or (ii) in the case of a proposed subletting of a portion of the Leased Premises, terminate this Lease as to that portion of the Premises which TENANT has proposed to sublet. In the event LANDLORD elects to terminate this Lease pursuant to clause (ii) of this paragraph, TENANT's obligation as to Base Rental and additional rent shall be reduced in the same proportion that the Net Rentable Area of the portion of the Premises which TENANT proposed to sublet bears to the total Net Rentable Area of the Premises. If this Lease is assigned or if the Leased Premises or any part thereof is underlet or occupied by anybody other than TENANT, voluntarily or involuntarily, whether by operation of law or otherwise, LANDLORD may, after default by TENANT under this Lease in the case of a sublease and at any time (whether or not TENANT is in default under this Lease) in the case of an assignment, collect or accept rent from the assignee, undertenant or occupant and apply the net amount collected or accepted to the rent herein reserved; but such collection or acceptance shall not be deemed a waiver of the foregoing covenant or the acceptance of the assignee, undertenant or occupant as TENANT hereunder; nor shall it be construed as or implied to be a release of TENANT from the further observance and performance by TENANT of the terms, provisions, covenants and conditions herein contained.

                        In the event TENANT is a partnership, corporation or
See Addendum    other firm or entity, any transfer of more than fifty percent
Paragraph #53   (50%) of the right, title or interest herein, existing as of the date hereof, shall, for the purposes hereof, be deemed to be an assignment. Fifty percent (50%) of any sums or other economic considerations received by TENANT as a result of a subletting, whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which TENANT is obligated to pay LANDLORD under this Lease (prorated to reflect obligations applicable to that portion of the Leased Premises subject to such sublease) shall be payable to LANDLORD, immediately following TENANT's receipt of the same, under this Lease without affecting or reducing any other obligations of TENANT hereunder and shall constitute additional rent. Fifty percent (50%) of any sums or other economic considerations received by TENANT as a result of an assignment of this Lease, whether denominated rentals under the assignment or otherwise, shall be payable to LANDLORD, immediately following TENANT's receipt of the same under this Lease without affecting or reducing any other obligations of TENANT hereunder and shall constitute additional rent.

SUCCESSORS              22. All terms, provisions, covenants and conditions to
AND ASSIGNS     be observed and performed by TENANT shall be applicable to and binding upon TENANT's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by TENANT as provided therein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

HOLD HARMLESS           23. TENANT agrees to indemnify and hold harmless
AND TENANT'S    LANDLORD against all claims or damages to persons or property by
INSURANCE       reason of the use or occupancy of the Leased Premises by TENANT, its agents, contractors or employees or invitees and to pay all expenses incurred by LANDLORD in connection therewith including attorney's fees and court costs, except in the case of gross negligence on part of Landlord in common area maintenance.

                        LANDLORD shall not be liable to TENANT or to any person,
                firm, corporation, or other business association claiming by, through or under TENANT, for failure to furnish or for delay in furnishing any services provided for in this Lease nor shall any such failure or delay operate or relieve TENANT from the prompt and punctual performance of each and all of the covenants to be performed herein by TENANT; nor from any defects in the Premises or Building; or from defects in the cooling, heating, electric, water, elevator or other applicable apparatus or systems or water discharge from sprinkler systems in the Building; nor for theft, mysterious disappearance or loss of any property of TENANT, water from the premises or any part of the Building, not due to Landlord's gross negligence and provided that such failure to provide in furnishing services is the result of circumstances beyond Landlord's control.

                        Tenant shall at all times maintain the following
                insurance coverage and amounts:

                        (i) Commercial General Liability Insurance, including
                Contractual Liability coverage, relating to the Leased Premises and its appurtenances on an occurrence basis with a minimum limit of at least $1,000,000 per occurrence, $1,000,000 aggregate, including Personal Injury and Products/Completed Operations. In addition before undertaking any alterations, additions, improvements, construction or occupancy, TENANT shall obtain public liability insurance and name LANDLORD and LANDLORD's property manager as additional insured insuring TENANT and LANDLORD (and its designees) against any liability which may arise on account of such proposed alterations, additions, improvements or construction on an occurrence basis with a minimum single limit of at least $1,000,000.

                        (ii) Property insurance on an "all risk" basis including
                but not limited to fire and lightning, extended coverage (all risk of physical loss), vandalism and malicious mischief and flood (if required by LANDLORD, any mortgagee or governmental authority and if obtainable) in an amount adequate to cover the full replacement cost of TENANT's personal property, the property of others in the care, custody or control of TENANT, and any improvements and betterments installed by TENANT and loss of use (business interruption). TENANT and LANDLORD waive any and all rights of recovery against each other for damage to the aforementioned property and agree to obtain waivers of subrogation in their respective property insurance policies.

                        (iii) Workers compensation insurance for statutory
                limits including a minimum of $1,000,000 employer's liability covering all persons employed, directly or indirectly, in connection with any finish work performed by TENANT or any repair or alteration authorized by this Lease or consented to by LANDLORD, and all employees or agents of TENANT.

                        (iv) Automobile liability insurance to cover owned,
                non-owned, and hired vehicles with a combined single limit of not less than $1,000,000.

                        (v) Such other insurance as may be carried on the Leased
                Premises and TENANT's operation thereof as may be required by LANDLORD from time to time. The coverage afforded by such insurance shall not limit TENANT's liability hereunder. If TENANT fails to obtain and provide any or all of the aforesaid insurance, then LANDLORD may, (but shall not be required to) purchase such insurance on behalf of TENANT and TENANT shall, on demand, reimburse LANDLORD for the cost of such insurance together with interest thereof (from the date on which LANDLORD paid such cost to the date on which TENANT reimburses LANDLORD therefore) the maximum rate permitted by law and same shall constitute additional rent. In case LANDLORD shall be made a party to any litigation commenced against TENANT, then TENANT shall protect and hold harmless and shall pay all costs and reasonable attorney's fees incurred or paid by LANDLORD in connection with such litigation and any thereof, regardless of the initiation of court proceedings.

                        TENANT shall furnish LANDLORD certificates of insurance
                certifying the above coverage. The certificates shall include acknowledgment that the policies have been amended to provide thirty (30) days notice of termination to LANDLORD and confirmed that LANDLORD and LANDLORD's Property Manager are named as Additional Insured.

                        Notwithstanding any contrary provision of this Lease,
                TENANT shall look solely (to the extent insurance coverage is not applicable or available) to the interest of LANDLORD in the Building for the satisfaction of any judgement or the judicial process requiring the payment of money as a result of any gross negligence or breach of this Lease by LANDLORD or LANDLORD's management agent and LANDLORD shall have no personal liability hereunder of any kind.

ATTORNEYS'              24. If either party defaults in the performance of any
FEES of the terms, provisions, covenants and conditions and by reason thereof, the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, regardless of the initiation of court proceedings, then in any of said events, the prevailing party shall be entitled to reasonable attorney's fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

DESTRUCTION             25. In the event the Leased Premises or portion thereof
OR DAMAGE       shall be destroyed or so damaged or injured by fire or other casualty, during the Term of the Lease, whereby the same shall be rendered untenantable, then LANDLORD shall have the right, but not the obligation, to render such Leased Premises tenantable by repairs within one hundred eighty (180) days therefrom.

                        LANDLORD agrees that, within sixty (60) days following
                damage or destruction, it shall notify TENANT with respect to whether or not LANDLORD intends to restore the Premises. If said Premises are not rendered tenantable within the aforesaid one hundred eighty (180) days, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

                        Notwithstanding the foregoing, should damage or
                destruction occur during the last twelve (12) months of the Lease Term, either LANDLORD or TENANT shall have the option to terminate this Lease, effective on the date of damage or destruction, provided notice to terminate is given within thirty
                (30) days of the date of such damage or destruction. During any time that the Leased Premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be abated.

EMINENT                 26. If there shall be taken during the Term of this
DOMAIN Lease, any portion of the Leased Premises, parking facilities or Building, other than a part not interfering with maintenance, operation or use of the Leased Premises, LANDLORD may elect to terminate this Lease or to continue same in effect. If LANDLORD elects to continue the Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken and LANDLORD shall repair any damage to the Leased Premises, parking facilities, or Building resulting from such taking. If any part of the Leased Premises is taken by condemnation or eminent domain which renders the Premises unsuitable for its intended use, TENANT may elect to terminate this Lease; or if any part of the Leased Premises is so taken which does not render the Premises unsuitable for its intended use, this Lease shall continue in effect; and the rental shall be reduced in proportion to the area of the Leased Premises so taken and LANDLORD shall repair any damage to the Leased Premises resulting from such taking. If all of the Leased Premises is taken by condemnation or eminent domain, this Lease shall terminate on the date possession is taken by the authority. All sums awarded or agreed upon between LANDLORD and the condemning authority for the taking of the interest of LANDLORD whether as damages or as compensation, and whether for partial or total condemnation, shall be the sole property of LANDLORD. If this Lease should be terminated under any provisions of this paragraph, rental shall be payable up to the date that possession is taken by the authority, and LANDLORD shall refund to TENANT any prepaid unaccrued rent less any sum or amount then owing by TENANT to LANDLORD.

ABANDONMENT             27. If during the Term of this Lease, TENANT shall
                abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the rent to be in arrears, LANDLORD may, at its option, cancel this Lease in the manner stated in Paragraph 28 hereof, or LANDLORD may enter said Leased Premises as the agent of TENANT by force or otherwise, without being liable in any way therefore and relet the Leased Premises with or without any furniture that may be therein, as the agent of TENANT, at such price and upon such terms and for such duration of time as LANDLORD may determine, and receive the rent therefore, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by LANDLORD over and above the expenses to LANDLORD of such reletting, TENANT shall pay any deficiency. LANDLORD shall have all rights of acceleration contained in Paragraph 6, upon abandonment by TENANT. Moreover, any personalty remaining in the Premises may be disposed of, without further notice to TENANT, in any manner LANDLORD deems fit in its sole discretion, without any liability or rent credit to TENANT.

DEFAULT                 28. It is agreed between the parties hereto that if
                TENANT shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal or state reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law; or if TENANT's leasehold interest under this Lease shall be sold under any execution or process of law; or if a trustee in bankruptcy or a receiver be appointed or elected or had for TENANT (whether under federal or state laws); or if said Premises shall be abandoned or deserted; or if TENANT shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on TENANT's part to be performed; or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firms, officers or corporations other than TENANT by death of TENANT, operation of the law or otherwise; then and in any such events, at the option of LANDLORD, the total remaining unpaid Base Rental for the Term of this Lease shall become due and payable and the Term of this Lease shall expire and end ten (10) days after LANDLORD has given TENANT written notice (in the manner hereinafter provided) of such act, condition or default and TENANT hereby agrees immediately then to pay said Base Rental or quit and surrender said Leased Premises to LANDLORD; but this shall not impair or affect LANDLORD's right to maintain summary proceedings for the recovery of the possession of the Leased Premises in all cases provided for by law. If the Term of this Lease shall be so terminated, LANDLORD may immediately, or at any time thereafter, re-enter or repossess the Leased Premises and remove all persons and property therefrom without being liable for trespass or damages. In addition, LANDLORD shall be entitled to all rights and remedies available at law or in equity in the event TENANT shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on TENANT's part to be performed. All rights and remedies specifically granted to LANDLORD herein by law, or in equity shall be cumulative and not mutually exclusive.

WAIVER OF               30. Failure of LANDLORD to declare any default
DEFAULT immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default; but LANDLORD shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by LANDLORD of a default by TENANT shall be implied, and no express waiver by LANDLORD shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

                        No waiver of any term, provision, condition or covenant
                of this Lease by LANDLORD shall be deemed to imply or constitute, a further waiver by LANDLORD of any other term, provision, condition or covenant of this Lease.

RIGHT OF                31. Upon notice and consent by Tenant, which consent
LEASE shall not be unreasonably withheld except in the case of an emergency, LANDLORD, or any of its agents, shall have the right to enter the Leased Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or to said Building, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

NOTICE                  32. Any notice given LANDLORD as provided for in this
                Lease shall be sent to LANDLORD by registered mail addressed to
                LANDLORD at LANDLORD's Management Office. Any notice to be given
                TENANT under the terms of this Lease, unless otherwise stated
                herein, shall be in writing and shall be sent and G. Patricia
                Lamas by registered mail or Federal Express to the office of
                TENANT in the Building or hand delivered to TENANT. Either party, from time to time, by such notice, may specify another
See Addendum    address to which subsequent notice shall be sent.
Paragraph #54

LANDLORD                33. All automobile parking areas, driveways, entrances
CONTROLLED      and exits thereto, Common Areas, and other facilities furnished
AREAS           by LANDLORD, including all parking areas, truck ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by LANDLORD for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers shall be at all times subject to the exclusive control and management of LANDLORD; and LANDLORD shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same; from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers, to close all or any portion of said areas or facilities to such extent as may in the opinion of LANDLORD's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein, to close temporarily all or any portion of the public areas, Common Areas or facilities, to discourage non-tenant parking, to charge a fee for visitor and/or customer parking and to do and perform such other acts in and to said areas and improvements as, in the sole judgement of LANDLORD, LANDLORD shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. LANDLORD shall operate and maintain the Common Areas and other facilities referred to in such reasonable manner as LANDLORD shall determine from time to time. Without limiting the scope of such discretion, LANDLORD shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking area and/or Common Areas and other facilities. Reference in this paragraph to parking area and/or facilities shall in no way be construed as giving TENANT hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in Paragraph 17 hereof. Notwithstanding anything to the contrary in this paragraph or Lease, no action by Landlord shall operate to reduce the number of parking spaces leased to Tenant under Paragraph 1 hereof.

CONDITION OF            34. TENANT agrees to surrender to LANDLORD, at the end
PREMISES ON     of the Term of this Lease and/or upon any cancellation of this
TERMINATION     Lease, said Leased Premises in as good condition as said Leased
OF LEASE AND    Premises were at the beginning of the Term of this Lease,
HOLDING OVER    ordinary wear and tear, and damage by fire or other casualty not caused by TENANT's negligence excepted. TENANT agrees that if TENANT does not surrender said Leased Premises to LANDLORD at the end of the Term of this Lease, then TENANT shall pay to LANDLORD (150%) the amount of the current rental for each month or portion thereof that TENANT holds over plus all damages that LANDLORD may suffer on account of TENANT's failure to so surrender to LANDLORD possession of said Leased Premises and shall indemnify and save LANDLORD harmless from and against all claims made by any succeeding tenant of said Leased Premises against LANDLORD on account of delay of LANDLORD in delivering possession of said Leased Premises to said succeeding tenant so far as such delay is occasioned by failure to so surrender said
                Leased Premises in accordance herewith or otherwise.

                        No receipt of money by LANDLORD from TENANT after
                termination of this Lease or the service of any notice of commencement of any suit or final judgement for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgement.

                        No act or thing done by LANDLORD or its agents during
                the Term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of LANDLORD.

OCCUPANCY               35. TENANT shall be responsible for and shall pay before
TAX delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by TENANT.

SIGNS                   36. LANDLORD shall have the sole right to install signs
                on the interior or exterior of the Building and Leased Premises and/or change the Building's name or street address.

TRIAL BY                37. It is mutually agreed by and between LANDLORD and
JURY TENANT that the respective parties hereto shall, and they hereby do WAIVE TRIAL BY JURY in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of LANDLORD and TENANT, and TENANT's use or occupancy of the Premises.

CROSS                   39. If the term of any lease, other than this Lease,
DEFAULT made by TENANT for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by TENANT under such other lease, such default shall, ipso facto constitute a default hereunder and empower LANDLORD at LANDLORD's sole option, to terminate this Lease as herein provided in the event of default.

INVALIDITY              40. If any term, provision, covenant or condition of
OF              this Lease or the application thereof to any person or
PROVISION       circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

TIME OF                 41. It is understood and agreed between the parties
ESSENCE hereto that time is of the essence of all the terms provisions, covenants and conditions of this Lease.

MISCELLANEOUS           42. The terms "LANDLORD" and "TENANT" as herein
                contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive. Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

EFFECTIVE                43. Submission of this instrument for examination does
DATE not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a Lease only upon execution and delivery by both LANDLORD and TENANT.

ENTIRE                  44. This Lease contains the entire agreement between the
AGREEMENT       parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by LANDLORD and TENANT. No surrender of the Leased Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by LANDLORD in writing. TENANT acknowledges and agrees that TENANT has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

DUAL                    45. Either Party represents and warrants that it has
AGENCY          dealt with no broker, agent or other person in connection with
DISCLOSURE      this transaction and that no broker, agent or other person brought about this transaction, other than The Allen Morris
                Commercial Real Estate Services Company and the Cooperating
                Broker, if any. The Allen Morris Commercial Real Estate Services
                Company, as agent for LANDLORD, shall be compensated by LANDLORD and the Cooperating Broker, if any, who is subagent of The Allen
                Morris Commercial Real Estate Services Company, shall be compensated by LANDLORD. TENANT agrees to indemnify and hold
                LANDLORD harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with TENANT with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

FORCE                   46. Neither LANDLORD nor TENANT shall be required to
MAJEURE perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of LANDLORD or TENANT and which by the exercise of due diligence LANDLORD or TENANT is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

RADON GAS               47. Radon is a naturally occurring radioactive gas that,
                when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

USE OF                  48. TENANT shall not cause or permit any Hazardous
HAZARDOUS       Material to be brought upon, kept or used in or about the
MATERIALS       Premises or the Building by TENANT, its agents, employees, contractors or invitees. If TENANT breaches this obligation,
                TENANT shall indemnify, defend and hold LANDLORD harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including, without limitation,
SEE ADDENDUM    diminution in value of the Premises or the Building, damages for
PARAGRAPH #55   the loss or restriction on use of rentable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of LANDLORD by TENANT includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water, in the Premises or in the Building.

                Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or in the Building caused by TENANT its agents, employees, contractors or invitees results in any contamination of the Premises and/or the Building, TENANT shall promptly take all actions at its sole expense as are necessary to return the

                Premises and/or the Building to the conditions existing prior to the introduction of any such Hazardous Material to the Premises; provided that LANDLORD's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises and/or the Building. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. As used herein, the term "Hazardous Material" means such hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR
                Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law. LANDLORD and its Agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether TENANT is complying with the terms of this Lease. If TENANT is not in compliance with this Lease, LANDLORD shall have the right to immediately enter Premises to remedy any contamination caused by TENANT's failure to comply notwithstanding any other provision of this Lease. LANDLORD shall use its best efforts to minimize interference with TENANT's business but shall not be liable for any interference caused thereby. Any default under this paragraph shall be a material default enabling LANDLORD to exercise any of the remedies set forth in this Lease.

                                    ADDENDUM


ATTACHED TO and made a part of this Lease Agreement dated August 8, 1996, by and between 8700 FLAGLER, LTD., a Florida Limited Partnership, as LANDLORD, and OMEGA RESEARCH, INC., a Florida Corporation, as TENANT, covering approximately 17,289 square feet of Net Rentable Area on the Second (2nd) Floor, better known as Suite 250 of the Building known as The 8700 Flagler Building located at 8700 West Flagler Street, Miami, Dade County, Florida 33174.

49. RENTAL RATE SCHEDULE:

    TENANT agrees to pay LANDLORD, the total Base Rental of One Million Four Hundred Ninety Thousand Eight Hundred Sixteen and 26/100 Dollars ($1,490,816.26) at the rates and amounts outlined below, in accordance with the terms and conditions of the Lease Agreement herewith.


TERM                           RENTAL           MONTHLY          TOTAL
                               RATE              RENTAL           RENTAL

12/01/96 - 04/30/99            $15.25            $21,971.44       $637,171.76
05/01/99 - 04/30/00            $15.50            $22,331.63       $267,979.56
05/01/00 - 04/30/01            $16.00            $23,052.00       $276,624.00
05/01/01 - 05/31/02            $16.50            $23,772.38       $309,040.94

                               TOTAL TERM:                      $1,490,816.26


50. WAIVER OF RENT, COMMENCEMENT OF RENT:

    Anything notwithstanding to the contrary as stated in Paragraph 49 (RENTAL RATE SCHEDULE) of the within Lease, LANDLORD shall grant TENANT a waiver of rental during the 17th, 18th, 29th, 41st, 53rd and 66th months of the Lease Term provided that LANDLORD is in receipt of the initial month's rent in advance which represents rental payment for the month of December 1996 according to the terms of the within Lease at the time of execution of this Lease. Therefore, Paragraph 49 of the within Lease is hereby amended by the following:

          TENANT agrees to pay LANDLORD a total Base Rental of One Million Three Hundred Fifty-Five Thousand Seven Hundred Forty-Five and 93/100 Dollars ($1,355,745.93) all other terms and conditions of the within Lease shall remain in full force and effect throughout the Term of this Lease.

51. PARKING SPACES:

    LANDLORD guarantees 80 parking spaces to TENANT on a non-reserved basis. In addition to the 80 parking spaces, TENANT shall be permitted to park in any non-reserved space with the exception of those around the existing fountain area reserved for visitors. However, in the event that there is a net increase in the amount of reserved spaces (exclusive of visitor spaces) of more than 20 for the existing building and not including any new building that may be constructed, LANDLORD will then guarantee 100 spaces to TENANT on a non-reserved basis. In the event the demand for parking spaces in the parking lot exceeds the number of spaces existing, LANDLORD reserves the right to enforce the parking ratios in the Lease on a non-preferential basis to fairly allocate the parking spaces and in this event TENANT shall be guaranteed 100 spaces on a non-reserved basis.

52. NON-DISTURBANCE AGREEMENT:

    Within ninety (90) days following execution of this Lease, LANDLORD shall submit the Lease to the first mortgage holder and shall use its best efforts to obtain for TENANT a Non-Disturbance Agreement from LANDLORD'S existing first mortgage holder.

53. RIGHT TO ASSIGN OR SUBLET:

    TENANT shall have the right to assign this Lease in its entirety or to sublease all or any portion of the Premises without the consent of the LANDLORD to any party resulting from a merger or consolidation or public stock offering or capital investment with TENANT. Any other assignment or sublease would be made with prior written consent of the LANDLORD which shall not be unreasonably withheld or delayed.

54. NOTICE:

    In addition to LANDLORD providing notice to TENANT to the designated person outlined in Paragraph #32 of the Lease, LANDLORD shall also provide a copy of any notice served pursuant to Paragraph #6 time of payment/acceleration upon default to TENANT'S outside counsel, Marc J. Stone c/o Rubin, Baum, Levin, 2500 First Union Financial Center, Miami, Florida 33131 (phone 305-374-7580)]

55. HAZARDOUS MATERIALS:

    LANDLORD hereby represents and warrants that neither the Building nor the real property on which the Building is situated (the "Property") has ever been used by LANDLORD to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Materials (as hereinafter defined), and that LANDLORD will not knowingly permit any such Hazardous Materials to be brought into the Property. LANDLORD further represents and warrants to TENANT that, as of the date of LANDLORD'S execution of this Lease, LANDLORD has not received any summons, citation, letter or other written communication, from any agency or department of any government concerning the presence on the Property of any Hazardous Materials or the violation of any law relating thereto. LANDLORD acknowledges that TENANT is relying on the representations and covenants contained in this Section in leasing the Premises.

56. ALLOWANCE-LANDLORD PERFORMS WORK:

    LANDLORD shall complete the Leased Premises substantially in accordance with plans, cost and specifications to be approved by both LANDLORD and TENANT. LANDLORD shall provide an allowance of up to eleven dollars per square foot ($190,179.00) for improvements for finishing said Premises. In the event the cost of improvements for finishing said Premises exceeds LANDLORD'S allowance for same, the cost in excess of said allowance shall be paid in advance by TENANT, the amount of such advance payment being determined on the basis of LANDLORD'S estimate of the total cost of finishing the Leased Premises, such estimate being based on the aforementioned plans and specifications. Costs shall include direct and indirect construction costs, permit fees, architectural fees, applicable insurance premiums, and any other costs directly attributable to finishing the Leased Premises. Any advance payment received by LANDLORD from TENANT in excess of TENANT's portion of the cost of finishing the Leased Premises shall be refunded to TENANT by LANDLORD after a final accounting of the total cost of said Leased Premises is completed by LANDLORD. In no event no later than thirty (30) days after completion.

57. RIGHT OF FIRST REFUSAL:

    Provided that this Lease is then in full force and effect and TENANT is not in default hereunder, LANDLORD agrees that, prior to leasing any space in the second (2nd) floor to any party other than TENANT (each, a "Third Party"), during the initial Term of the Lease following Lease commencement, LANDLORD shall notify TENANT, in writing, each time TENANT receives a bona fide offer to lease the 2nd floor space to a Third Party. On or before the fifth (5th) business day after the date TENANT receives each such notice from LANDLORD, TENANT shall have the right (each, a "First Refusal Right" and, collectively, the "First Refusal Rights") to send LANDLORD a notice stating that TENANT elects to rent the 2nd floor space in question upon same terms and conditions as such bona fide offer. If TENANT duly and timely exercises any First Refusal Right, LANDLORD and TENANT shall, within five (5) business days after TENANT delivers to LANDLORD notice of its election to lease the 2nd floor space in question, enter into a mutually acceptable Lease Modification for the 2nd floor space. Without limitation of LANDLORD'S obligation to notify TENANT, in writing, each time LANDLORD receives a bona fide offer to lease on the second (2nd) floor to a Third Party, TENANT shall not be eligible to exercise any particular First Refusal Right unless TENANT's financial condition is, at the time of receipt of such notice from LANDLORD, substantially the same or better than TENANT'S financial condition as of the date hereof. In the event TENANT does not (a) notify landlord of its election to exercise its First Refusal Rights within five (5) business day period described above or (b) does not execute a mutually acceptable Lease Modification for the 2nd floor space within (5) business days of making such written election, TENANT'S First Refusal Rights shall be deemed null and void for that particular First Refusal Right. TENANT's failure (and/or ineligibility, on account of its financial condition, as hereinabove described) to exercise its First Refusal Right with respect to a Third Party shall not be deemed a waiver with respect to subsequent First Refusal Rights relating to other Third Parties.

                                   EXHIBIT "A"


ATTACHED TO and made a part of this Lease Agreement dated August 8, 1996, by and between 8700 FLAGLER, LTD., a Florida Limited Partnership, as LANDLORD, and OMEGA RESEARCH, INC., a Florida Corporation, as TENANT, covering approximately 17,289 square feet of net rentable area on the Second (2nd) Floor, better known as Suite 250 of the Building known as The 8700 Flagler Building located at 8700
W. Flagler, Miami, Dade County, Florida 33174.



                               [GRAPHIC OMITTED]

                              RULES AND REGULATIONS

         The following Rules and Regulations, hereby accepted by TENANT, are prescribed by LANDLORD to enable LANDLORD to provide, maintain, and operate, to the best of LANDLORD's ability, orderly, clean and desirable premises, for tenants therein at as economical a cost as reasonably possible and in as efficient a manner as reasonably possible, to assure security for the protection of tenants so far as reasonably possible, and to regulate conduct in and use of said Premises, in such manner as to minimize interference by others in the proper use of same by TENANT.

         1. TENANT, its officers, agents, servants and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of building or parking facilities, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of TENANT, its officers, agents, servants, employees, patron, licensees, customers, visitors or invitees.

         2. The movement of furniture, equipment, merchandise or materials into or out of the Leased Premises, building or parking facilities shall be restricted to time, method and routing of movement as determined by LANDLORD upon request from TENANT and TENANT shall assume all liability and risk to property, Premises in such movement. Tenant shall not move furniture, machines, equipment merchandise or materials into or out of the Leased Premises without having first provided a notification to LANDLORD twenty-four (24) hours in advance. Safes, large files, large electronic data processing equipment and other heavy equipment or machines shall be moved into Leased Premises only with LANDLORD's written consent and placed where directed by LANDLORD.

         3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by TENANT, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees in or on any part of the outside or inside the Leased Premises without prior written consent of LANDLORD and then only of such color, size, character, style and materials and in such places as shall be approved and designated by LANDLORD. Signs on doors and entrances to Leased Premises shall be placed thereon by a contractor designated by LANDLORD and paid for by TENANT.

         4. LANDLORD shall not be responsible for lost or stolen property, equipment, money or any article taken from Leased Premises regardless of how or when loss occurs, except if loss occurs due to gross negligence.

         5. No additional locks shall be placed on any door or changes made to existing locks in the Premises without the prior written consent of LANDLORD. LANDLORD shall furnish two keys to each lock on doors in the Leased Premises and LANDLORD, upon request of TENANT, shall provide additional duplicate keys at TENANT's expense. LANDLORD may, at all times, keep a pass key to the Leased Premises with the exception of restricted areas as defined by Tenant. Existing locks shall be changed prior to Tenant taking occupancy in accordance with the working drawings. All keys shall be returned to LANDLORD promptly upon termination of this Lease.

         6. TENANT, its officers, agents, servants or employees shall not drive nails or screw into or in any way deface any part of Leased Premises without the prior written consent of LANDLORD. If TENANT desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of TENANT, with the approval and under the direction of LANDLORD.

         7.       LANDLORD reserves the right to:

                  (i) Close the Premises at 6:00 P.M., subject, however, to TENANT's right to admittance under regulations prescribed by LANDLORD, and to require the persons entering the Premises to identify themselves and establish their right to enter or to leave the Premises;

                  (ii) close all parking areas between the hours of 10:00 P.M. and 6:00 A.M. during week days; and

                  (iii) close a portion of parking areas on weekends and holidays for the purpose of repairs and/or construction.

         8. TENANT, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Leased Premises, or which may emanate electrical waves which shall impair radio or televisions broadcasting or reception from or in building.

         9. TENANT, its officers, agents, servants and employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by TENANT. Before closing of the day and leaving the said Premises each TENANT shall use best efforts that all blinds and/or draperies are pulled and drawn.

         10. All plate and other glass now in Leased Premises which is broken through cause attributable to TENANT, its officers, agents, servants and employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of TENANT under the direction of LANDLORD.

         11. TENANT shall give LANDLORD prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of Leased Premises.

         12. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by TENANT, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

         13. All contractors performing work for TENANT within the Leased Premises shall be referred to LANDLORD for approval before performing such work. Installations materially affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the, Leased Premises. None of this work shall be done by TENANT without Tenant warrants that all work shall be in accordance with all applicable county codes and building standards.

LANDLORD's prior written approval.

         14. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Premises, nor placed in the halls, corridors or vestibules without the prior written consent of LANDLORD.

         15. Glass panel doors, that reflect or admit light into the passageways or into any place in the Premises shall not be covered or obstructed by TENANT, and TENANT shall not permit, erect, and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Leased Premises unless same shall have first been approved in writing by LANDLORD.

         16. Canvassing, soliciting and peddling in the Premises is prohibited and each TENANT shall cooperate to prevent the same. In this respect, TENANT shall when possible promptly report such activities to the Property Management office.

         17. There shall not be used in any space, or in the public halls of the Premises, either by any TENANT or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         18. The work of LANDLORD's janitorial personnel shall not be hindered by TENANT after 5:30 P.M., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. TENANT shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to LANDLORD in discharging its obligation regarding cleaning service. In this regard, TENANT shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

         19. In the event TENANT must dispose of crates, boxes, etc., which shall not fit into office wastepaper baskets, it shall be the responsibility of TENANT with LANDLORD's assistance to dispose of same. In no event, shall TENANT set such items in the public hallways or other areas of Leased Premises, for disposal.

         20. Tenants are cautioned in purchasing furniture and equipment that can easily fit on the elevator and can pass through the doors of the Leased Premises. Large pieces should be made in parts and setup in the Leased Premises. LANDLORD reserves the right to refuse to allow any furniture or equipment of any description to be placed in the building which does not comply with the above conditions.

         21. TENANTS shall be responsible for any damage to the Leased Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

         22. If the Premises demised to TENANT become infested with vermin, TENANT, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of LANDLORD, and shall employ such extermination therefore as shall be approved by Landlord.

         23. TENANT shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside the building, without LANDLORD's prior approval in writing, and upon such terms and conditions as may be specified by LANDLORD in each and every instance.

         24. TENANT shall not advertise the business, profession or activities of TENANT in any manner which violates the letter of spirit of any code of ethics adopted by any recognized association or organization pertaining thereto.

         25. TENANT, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Premise's parking facilities or Common Areas, nor shall TENANT distribute any handbills or other advertising matter in automobiles parked in the Premise's parking facilities.

         26. TENANT shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy or disturb any other TENANT in the Premise, or LANDLORD in its operation of the Premises or commit waste or suffer or permit waste to be committed in the Leased Premises. In addition, TENANT shall not allow its officers, employees, agents, servants, patrons, customers, licensees, and visitors to conduct themselves in such a manner as to create any nuisance or interfere with, annoy or disturb any other TENANT in the Premises or LANDLORD in its operation of the building or commit waste or suffer or permit waste to be committed in the Leased Premises.

         27. TENANT, its officers, agents, servants and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises any flammable fluids or explosives without written permission of LANDLORD. This restriction does not apply to refrigerators, microwaves or other small appliances for use in an employee cafeteria/lunchroom.

         28. TENANT, its officers, employees, agents and servants shall not use Leased Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without prior written consent of LANDLORD.

         29. TENANT, its officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall not bring into Leased Premises or keep on Leased Premises any fish, fowl, reptile, insect, or animal or any bicycle or other vehicle without the written consent of LANDLORD.

         30. Neither TENANT nor any officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees of any TENANT shall go upon the roof of the Premises without the consent of LANDLORD.

         31. TENANTS employing laborers or others outside of the Premises shall not have their employees paid in the Premises, but shall arrange to pay their payrolls elsewhere.